Exhibit 10.32

GUARANTY
This Guaranty (“Guaranty”) is executed as of December 17, 2015 (“Effective Date”) by Bharat H. Sangani, an individual, Smita B. Sangani, an individual, and KBS SOR US Properties II, LLC, a Delaware limited liability company (jointly and severally, “Guarantor”), for the benefit of Marriott International, Inc., a Delaware corporation (“Franchisor”).
In consideration of and as an inducement to Franchisor to execute the Autograph Collection Franchise Agreement dated December 17, 2015 (as such agreement may be amended, the “Agreement”), between Franchisor and KBS SOR II Q&C OPERATIONS, LLC, a Delaware limited liability company (“Franchisee”), for the hotel located or to be located at 344 and 400 Camp Street, New Orleans, LA 70130, Guarantor agrees as follows:
1.    Unconditional Guaranty. Guarantor unconditionally guarantees that all of Franchisee’s obligations under the Marriott Agreements will be punctually paid and performed. On default by Franchisee and notice from Franchisor, Guarantor will immediately make each payment and perform each obligation required by Franchisee under the Marriott Agreements. Franchisor may extend, modify or release any indebtedness or obligation of Franchisee, or settle, adjust or compromise any Claim against Franchisee without notice to Guarantor, and any such action will not affect the obligations of Guarantor under this Guaranty.
2.    Waiver of Notices. Guarantor waives (i) notice of any amendment of any of the Marriott Agreements and (ii) notice of demand for payment or performance by Franchisee. Guarantor’s guarantee applies to any extension or renewal of any of the Marriott Agreements. Guarantor unconditionally and irrevocably waives notice of acceptance of this Guaranty, presentment, demand, diligence, protest and dishonor or of any other notice to which Guarantor otherwise might be entitled under Applicable Law.
3.    Obligations of Guarantor.
A.    No Limitations. The obligations of Guarantor under this Guaranty will not be reduced, limited, terminated, discharged, impaired or otherwise affected by (i) Franchisee’s failure to pay a fee or provide consideration to Guarantor for the issuance of this Guaranty; (ii) the occurrence or continuance of a default under any of the Marriott Agreements; (iii) any assignment of any of the Marriott Agreements; (iv) any amendment, waiver, consent or other action taken related to any Marriott Agreement, including any discounts or extensions of time for payment of any amounts due under any of Marriott Agreement or extensions of time for the performance of any obligation of Franchisee under any Marriott Agreement; (v) the voluntary or involuntary liquidation, sale or other disposition of all or any portion of Franchisee’s assets, or the receivership, insolvency, bankruptcy, reorganization or similar proceedings affecting Franchisee or its assets or the release or discharge of Franchisee from any of its obligations under any Marriott Agreement; or (vi) any change of circumstances, whether or not foreseeable, and whether or not any such change could affect the risk of Guarantor.
B.    Changes to the Marriott Agreements. Any modifications, amendments, waivers or consents to the Marriott Agreements may be agreed to or granted without the approval or consent of Guarantor.
4.    Payment and Performance. This Guaranty constitutes a guaranty of payment and performance and not of collection. Guarantor waives any right to require Franchisor to proceed, by way of set-off or otherwise, against (i) Franchisee; (ii) any assets of Franchisee; (iii) any assets of Franchisee held by any Person as security; or (iv) any other guarantor.

5.    Preferences or Other Return Payments. This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time payment under any of the Marriott Agreements is rescinded or must otherwise be restored or returned by Franchisor due to the insolvency, bankruptcy or reorganization of Franchisee or Guarantor, all as though such payment had never been made.
6.    Notices. All notices and other communications will be: (i) in writing; (ii) delivered by hand with receipt, or by courier service with tracking capability; and (iii) addressed as provided below or at any other address designated in writing by Guarantor. Any notice will be deemed received (i) when delivery is received or first refused, if delivered by hand or (ii) one day after posting of such notice, if sent via overnight courier.
7.    Joint and Several Liability. If more than one Person has executed this Guaranty as a Guarantor, the liability of each Guarantor will be joint, several and primary.
8.    Death of Guarantor. On the death of any individual Guarantor, the estate of such Guarantor will be bound by this Guaranty but only for defaults and obligations existing at the time of death. In such event, the obligations of any other Guarantors will continue in full force and effect.
9.    Existence; Authorization; Prior Representations.
A.    Existence. Each Guarantor that is not an individual represents and warrants that it: (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) has, and will continue to have, the ability to perform its obligations under this Guaranty.
B.    Authorization. Each Guarantor represents and warrants, as to itself, and not to any other Guarantor, that the execution and delivery of this Guaranty and the performance of its obligations under this Guaranty: (i) if Guarantor is not an individual, have been duly authorized; (ii) do not and will not violate, contravene or result in a default or breach of (a) any Applicable Law, (b) if Guarantor is not an individual, its governing documents or (c) any agreement, commitment or restriction binding on the relevant party; and (iii) do not require any consent that has not been properly obtained by the relevant party.
C.    Prior Representations. Guarantor represents and warrants that all of the information in the application and provided in the Marriott Agreements, was true in all material respects as of the time made and is true in all material respects as of the Effective Date, regardless of whether such representations and warranties were provided by Franchisee or another Person.
D.    Restricted Persons. Guarantor represents that neither Guarantor nor any of its Affiliates (including their directors and officers), the Interestholders or the funding sources for any of them, is a Restricted Person.
10.    Governing Law; Jurisdiction. This Guaranty will be construed under and governed by Maryland law which law will prevail if there is any conflict of law. Guarantor expressly and irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Maryland for the purpose of any Dispute relating to this Guaranty. So far as is permitted under Maryland law, this consent to personal jurisdiction will be self-operative.
11.    Costs of Enforcement. Guarantor agrees to pay all costs, including reasonable legal fees, incurred by Franchisor and its Affiliates to enforce or protect any rights or to collect any amounts due under this Guaranty or any other Marriott Agreement.

12.    WAIVER OF PUNITIVE DAMAGES. EACH OF GUARANTOR AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY DISPUTE RELATED TO THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE.
13.    WAIVER OF JURY TRIAL. EACH OF GUARANTOR AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY DISPUTE RELATED TO THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH THE ABOVE.
14.    Counterparts. This Guaranty may be executed in any number of counterparts, each of which will be deemed an original and all of which constitute one and the same instrument. Delivery of an executed signature page by electronic transmission is as effective as delivery of an original signed counterpart.
15.    Definitions. All capitalized terms not defined in this Guaranty have the meaning stated in the Agreement.
16.    Waiver. Franchisor’s failure to exercise any right or to insist on compliance by Guarantor with any provision of this Guaranty will not constitute a waiver of Franchisor’s right to demand later full compliance with any provision of this Guaranty.
17.    Amendments. This Guaranty may only be amended in a written document that has been duly executed by the parties and may not be amended by conduct manifesting assent, and each party is put on notice that any individual purporting to amend this Guaranty by conduct manifesting assent is not authorized to do so.
18.    Survival. The provisions of Sections 1, 7, 10, 11, 12 and 13 will survive the expiration or termination of the Agreement.

{Signatures appear on the following page}

IN WITNESS WHEREOF, Guarantor has executed this Guaranty, under seal, as of the Effective Date.
GUARANTOR:

/s/ Bharat H. Sangani	(SEAL)
Bharat H. Sangani, an individual

ADDRESS FOR NOTICES TO SUCH GUARANTOR:

5005 LBJ Freeway, Suite 1200
Dallas, TX 75244

/s/ Smita B. Sangani	(SEAL)
Smita B. Sangani, an individual

ADDRESS FOR NOTICES TO SUCH GUARANTOR:

5005 LBJ Freeway, Suite 1200
Dallas, TX 75244
KBS SOR US PROPERTIES II LLC
a Delaware limited liability company

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP II, a Delaware limited partnership, its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT II, INC., a Maryland corporation, its sole general partner

By:	/s/ Jeffrey K. Waldvogel
Name:	Jeffrey K. Waldvogel
Title:	Chief Financial Officer

ADDRESS FOR NOTICES TO SUCH GUARANTOR:

c/o KBS Capital Advisors
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Brian Ragsdale, Jeff Rader and Todd Smith

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